Exhibit 99
                               Signature Page

Designated Filer:              Blum Strategic GP II, L.L.C.
Statement for Month/Day/Year:  July 14, 2004
Issuer & Symbol:               CB Richard Ellis Group, Inc.(CBG)
Address of each Reporting Person for this Form 4:
            909 Montgomery Street, Suite 400, San Francisco, CA 94133 Relationship to Issuer of each Reporting Person: 10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

July 15, 2004



BLUM STRATEGIC GP II, L.L.C.            BLUM STRATEGIC PARTNERS II, L.P.
                                        By:  BLUM STRATEGIC GP II, L.L.C.,
                                              its general partner

By:  /s/ Gregory D. Hitchan             By:  /s/ Gregory D. Hitchan
     -----------------------                ---------------------------
     Gregory D. Hitchan,                     Gregory D. Hitchan,
     Member and General Counsel              Member and General Counsel




BLUM STRATEGIC PARTNERS II GMBH & CO. KG
By:  BLUM STRATEGIC GP II, L.L.C.,
     its managing limited partner

By:  /s/ Gregory D. Hitchan
     ------------------------------
     Gregory D. Hitchan, Member and General Counsel